Exhibit 10.16

DISH Business Advantage Commercial Plan Agreement

This agreement (“Agreement”) sets forth the terms and conditions of the DISH Business Advantage Commercial plan. The Commercial Customer Agreement (“CCA”), is incorporated by reference herein and contains additional terms and conditions. The CCA is included in your receiver’s user guide and is available online at dish.com/legal.

Length of Term Commitment:	24 months
Early Termination Fee: If prior to the end of your term commitment: (A) your DISH service is disconnected for ANY REASON (for example, and without limitation, if you cancel your DISH service because you move to a location where you cannot receive your DISH service); or (B) you downgrade your programming below a Required Minimum Programming Package (as defined below), and in either case, all programming and other prices, fees and charges for your term commitment have not yet been paid in full, you agree to pay, and DISH will automatically charge, an early termination fee to your DISH account or your Qualifying Card (as defined below) at DISH’s option.	Prorated by multiplying $20 by the number of months remaining in your term commitment. Maximum early termination fee is $480.

Public or Private Location: You must identify your type of business, based on the information below, by initialing the appropriate space. For some programming packages, a fee of up to $40 per month will apply based on whether your business is a Public
Commercial Location or a Private Commercial Location.	Public Commercial Location:	Private Commercial Location:
Public

Public Commercial Location: By initialing the Public Commercial Location space above, you represent that the location in which you will receive and view programming under this Agreement is generally accessible to the public and: (A) is classified within the hospitality industry; (B) serves food and/or liquor for immediate consumption; (C) is registered with a fire occupancy certificate; and (D) will not receive services through a master system installed at a commercial or residential multiple dwelling unit property (such as hotels, hospitals, dormitories etc.). Examples of Public Commercial Locations include bars, restaurants, night clubs, casinos, lounges and shopping malls. Notwithstanding the foregoing, DISH may determine whether a location constitutes a Public Commercial Location or another type of location.

Private Commercial Location: By initialing the Private Commercial Location space above, you represent that the location in which you will receive and view programming under this Agreement may be accessible to the public and does not serve food and/or liquor for immediate consumption. Examples of Private Commercial Locations include retail stores, health clubs, business office reception areas or waiting rooms and the private offices of attorneys, doctors, dentists and other business professionals. Notwithstanding the foregoing, DISH may determine whether a location constitutes a Private Commercial Location or another type of location.

Estimated Viewing Occupancy (EVO) Public Viewing Only: Indicate the total number of persons in the establishment (standing or seated) who can view any television programming
provided by DISH at any given time.	EVO:	Customer Initials:

Pricing for some programming packages is based on the establishment’s Estimated Viewing Occupancy (EVO), which is defined as the total number of persons in the establishment (standing or seated) who can view any television programming provided by DISH at any given time. By initialing above and signing this Agreement you hereby certify that the above number accurately represents the Estimated Viewing Occupancy of the establishment at which DISH service will be displayed. This estimate is subject to audit and may be adjusted in the sole discretion of DISH.

Unreturned Equipment Charges: The following “Leased Equipment” provided to you under this Agreement (including, without limitation, the CCA) is leased and remains the property of DISH at all times: receiver(s); smart card(s); remote control(s); and LNBF(s). You agree that you will return all Leased Equipment in accordance with the “Equipment Return” section below within 30 days following disconnection of your DISH service or Leased Equipment, and if you do not, DISH will charge the following “Unreturned Equipment Charges,” as applicable, to your DISH account or your Qualifying Card, at DISH’s option: LNBF, SD Solo DVR, SD Solo Non-DVR, SD Duo DVR and SD Duo Non-DVR, $49; Joey, Super Joey, Wireless Joey, HD Duo Non-DVR and HD Solo Non-DVR, $99; HD Solo DVR, HD Duo DVR and HD Duo DVR SlingLoaded $199; and Hopper and Hopper with Sling $249. If your account is involuntarily deactivated for failure to pay your bill or otherwise, DISH will charge the applicable Unreturned Equipment Charge(s) to your DISH account or your Qualifying Card, at DISH’s option. If you return the Leased Equipment in accordance with this Agreement (including, without limitation, the CCA), the Unreturned Equipment Charge(s) that you have paid to DISH, if any, will be refunded upon DISH’s receipt of the applicable Leased Equipment.

***You acknowledge and agree that DISH shall have the right to change: (A) any and all prices, fees and charges at any time and from time to time, including without limitation, during any term commitment to which you have agreed; (B) packages, programming, programming suppliers, services offered by programming suppliers, features and functionality at any time and from time to time, including, without limitation, during any term commitment to which you have agreed; AND (C) your payment terms if you fail to make payments by your payment due date. ***You are still bound by this Agreement (including, without limitation, the CCA) if you change your place of business. ***Do not sign this Agreement until you have read the entire Agreement (including, without limitation, the CCA).***

By signing below, you acknowledge and agree that you have received, read, understand and agree to be bound by all the terms and conditions set forth in this Agreement (including without limitation, the CCA), and that all such terms and conditions were disclosed to you prior to activation. If you are located in Puerto Rico, you are entering into this Agreement (including, without limitation, the CCA) with DISH Network Puerto Rico L.L.C.; if you are located anywhere other than Puerto Rico, you are entering into this Agreement (including, without limitation, the CCA) with DISH Network L.L.C.

Business Name:	FILM ON TV INC

Phone:	3104325389

Email Address:	yelena@filmon.com

Street Address:	338 N CANON DR

City:	BEVERLY HILLS

State:	CA	Zip:	902104705

Customer Signature: /s/

Customer Printed Name:	FILM ON TV INC

Date:	04/11/2015

Account #:	8255707082967196

Subscriber Eligibility: DISH services and equipment must be ordered, installed and activated between and including January 15, 2015 and June 11, 2015. Only 1 participant per location. This offer may not be combined with any other offer. This offer is limited to: (A) new, first-time commercial DISH subscribers; and (B) former commercial DISH subscribers who (1) paid all balances owing under their prior DISH account(s) in full; and (2) have not received any DISH service during the 60-day period prior to activation under this plan (“Former DISH Subscribers”). No new, first-time commercial DISH subscriber or Former DISH Subscriber shall be eligible for this plan unless such subscriber: (a) has a place of business in the continental United States, Alaska, Hawaii, Puerto Rico or the US Virgin Islands that qualifies as a Public Commercial Location or a Private Commercial Location; (b) provides a valid business name, business address, phone number and business owner/proprietor name; (c) provides DISH with an authorized valid major credit card or debit/check card number; and (d) receives credit approval. DISH will determine eligibility and may deny eligibility for any reason.

Required Minimum Programming Packages: You must subscribe at all times to one of the “Required Minimum Programming Packages” listed in the table below or a higher-cost programming package. You represent that you have been informed as to whether you are eligible to receive local network channels by satellite.

Required Minimum Programming Packages
Programming Package	Price Including Local Network Channels Where Available	Programming Package	Price Excluding Local Network Channels
DishLATINO Básico	$29.99/mo.	Qualifying international programming (also requires subscription to Chinese Basic or International Basic)	$19.99/mo. or higher PLUS $10.00/mo. for Chinese Basic or International Basic
Welcome Pack	$19.99/mo.
DISH America	$49.99/mo.

Installation: Except as otherwise provided below, this plan includes standard professional installation of up to 6 receivers to up to 6 TVs, a DISH 500 antenna (or other applicable antenna, as determined by DISH) and mounting hardware. Additional equipment may be required and additional prices, fees and charges may apply in certain installations or with certain programming purchases. Maximum of 6 leased receivers (supporting up to 6 total TVs) per account. Hopper and Hopper with Sling installation includes up to 6 leased receivers for up to 6 total TVs per account. CUSTOMERS OF ALASKA ONLY: IN THE EVENT THAT DISH DETERMINES THAT YOU ARE LOCATED IN A REMOTE AREA OF ALASKA (“REMOTE AREA”), THEN YOU ACKNOWLEDGE AND AGREE THAT: (A) NEITHER DISH NOR ANY OF DISH’S RETAILERS WILL FURNISH, OR HAVE ANY OBLIGATION TO FURNISH, ANY INSTALLATION SERVICES TO YOU AT ANY TIME; (B) YOU ARE SOLELY RESPONSIBLE FOR INSTALLING ANY AND ALL LEASED EQUIPMENT (INCLUDING, WITHOUT LIMITATION, RECEIVER(S), SMART CARD(S), REMOTE CONTROL(S) AND LNBF(S)); (C) YOU ARE SOLELY RESPONSIBLE FOR ANY AND ALL RISKS ASSOCIATED WITH AND RESULTS OF SUCH INSTALLATION (INCLUDING, WITHOUT LIMITATION, RECURRING MATERIAL INTERFERENCE OF SIGNAL RECEPTION, LIMITATION TO THE QUALITY OR USABILITY OF YOUR DISH SERVICE, PERSONAL INJURY AND DAMAGE TO THE LEASED EQUIPMENT); (D) NEITHER DISH NOR ANY OF DISH’S RETAILERS WILL AT ANY TIME CONDUCT ANY ON-SITE SERVICE CALLS FOR YOU; AND (E) THE FOREGOING DOES NOT RELIEVE YOU OF ANY OF YOUR OBLIGATIONS PURSUANT TO THIS AGREEMENT.

Receivers: “Solo” receivers support 1 TV and contain 1 tuner (or in the case of a 512 or 612, 2 tuners). Solo receiver models currently include: SD Solo Non-DVR; HD Solo Non-DVR; SD Solo DVR; and HD Solo DVR. “Duo” receivers support up to 2 TVs and contain 2 tuners. Duo receiver models currently include: SD Duo Non-DVR; HD Duo Non-DVR; SD Duo DVR; and HD Duo DVR. HD Duo DVR SlingLoaded receivers support up to 2 TVs and contain 2 tuners. Hopper, Hopper with Sling, Joey, Super Joey and Wireless Joey each connect to 1 TV.

Prices, Fees, Charges and Payments: You agree to pay monthly by the payment due date for the programming you select and for all other applicable prices, fees and charges. State and local taxes and/or reimbursement charges may apply as set forth in the CCA. You have paid or you agree to pay the following one-time lease upgrade fees: (A) the following amounts for the first HD receiver: $199 for a Hopper with Sling (which fee will be credited back to customers who subscribe to a Base Programming Package plus 6 or more add-on packages so long as at least one add-on package includes HD programming); and (B) the following amounts for each additional receiver: if you already have 3 or more receivers, then $49 for each additional receiver that is a SD or HD Solo Non-DVR; $99 for each additional receiver that is a HD Solo or Duo DVR or HD Duo DVR SlingLoaded, Hopper, Joey or Wireless Joey; and $199 for each additional receiver that is a Hopper with Sling. Other prices, fees and charges may apply as set forth in this Agreement (including, withought limitation, the CCA). All payments are non-refundable. You agree that your DISH service has been properly installed and activated, and you hereby waive any right to a credit and/or refund of any previous payment to DISH to which you may have otherwise been entitled. The following monthly fees apply:

Monthly Fees	Fee Amount
Additional Receiver Fee*
Each Solo Non-DVR receiver, Joey and Wireless Joey	$7.00/mo.
Each Super Joey	$10.00/mo.
Each Solo DVR receiver	$10.00/mo.
Each Hopper and Hopper with Sling	$12.00/mo.
Each Duo Non-DVR receiver	$14.00/mo.
Each Duo DVR and HD Duo DVR SlingLoaded receiver	$17.00/mo.

*	The receiver with the highest associated fee shall be deemed activated prior to all other receivers on an account.

DVR Service and Hopper Receiver Fees	Fee Amount
Solo DVR and Duo DVR receiver	$7.00/mo.
HD Duo DVR SlingLoaded receiver	$10.00/mo.
Hopper and Hopper with Sling	$6.00/mo.

Equipment Return: You may use the Leased Equipment provided under this plan only while you remain an active customer in good standing and in compliance with this Agreement (including, without limitation, the CCA). You must return all such Leased Equipment in good operating condition, normal wear and tear excepted, within 30 days following disconnection of your DISH service or Leased Equipment. If you acquired the Leased Equipment directly from DISH, you must call DISH at 800-333-DISH (3474) immediately after disconnection of your DISH service or Leased Equipment to receive a return authorization number and delivery instructions for return of the Leased Equipment. If you acquired the Leased Equipment from a retailer, you must return all Leased Equipment to: (A) your original retailer, if such disconnection of your DISH service or Leased Equipment occurs during the first 30 days following your initial activation of programming; or (B) DISH, if such disconnection of your DISH service or Leased Equipment occurs after such 30-day period. You are responsible for and shall bear all costs and expenses of returning the Leased Equipment. You are not responsible under the terms and conditions of this Agreement (including, without limitation, the CCA) for the return of equipment other than the Leased Equipment. Following disconnection of your DISH service, unless you acquired the Leased Equipment from a retailer, your DISH service was disconnected during the first 30 days following your initial activation of programming and you returned the Leased Equipment to such retailer within 30 days following disconnection of your DISH service, DISH will send you one or more return labels and empty boxes (depending on your Leased Equipment) to be used by you in returning the Leased Equipment and DISH will charge you $10.00 for each such return label and empty box (“Box Return Fee”). The Box Return Fee is subject to change at any time. Unless you are located in a Remote Area of Alaska, you also have the option of contacting DISH by calling 800-333-DISH (3474) to request that DISH perform an on-site service call to remove the Leased Equipment at DISH’s then-current on-site service call rate, which is subject to change at any time.

Location: If you view or directly or indirectly allow others to view: (A) programming authorized under this Agreement (including, without limitation, the CCA) for use in a Public Commercial Location in a location other than a Public Commercial Location; or (B) programming authorized under this Agreement (including, without limitation, the CCA) for use in a Private Commercial Location in a location other than a Private Commercial Location, as applicable, you agree to pay DISH, and DISH will automatically charge to your DISH account or your Qualifying Card, at DISH’s option: (1) the difference between the amount DISH actually received for the type of location authorized under this Agreement (including, without limitation, the CCA) and the full applicable rate for such programming (regardless of whether DISH has distribution rights for such programming); and (2) the total amount of any admission charges or similar fees imposed for viewing or listening to such programming. If you have, or you directly or indirectly allow others to have, programming authorized under a single DISH account for multiple receivers that are not all located in the same Public

Commercial Location or Private Commercial Location, as applicable, and connected to the same phone line/broadband network, then you agree to pay DISH, and DISH will automatically charge to your DISH account or your Qualifying Card, at DISH’s option, the difference between the amount DISH actually received for the programming authorized under the single account and the full retail price for such programming if each receiver under such single account had been authorized under a separate account.

Contact Information: If you have any questions, you may find the answer in the frequently asked questions section at dish.com or you may contact DISH at commercialfeedback@dish.com; 800-333-DISH (3474); or DISH Network, P.O. Box 9033, Littleton, CO 80160. Please do not send payments to this address. You may request an itemization of the prices, fees and charges applicable to the goods and services you have selected under this Agreement (including, without limitation, the CCA) by calling 800-333-DISH (3474).

PLEASE READ THIS IMPORTANT INFORMATION

QUALIFYING CARD AUTHORIZATION	===> Signature: /s/

By signing above, you authorize DISH to charge, and/or place a hold with respect to all Box Return Fee(s), early termination fee(s) and Unreturned Equipment Charges, or any portion thereof, that you owe under this Agreement (including, without limitation, the CCA) (collectively, the “Authorized Amounts”) to the credit card or debit/check card that you initially provided to DISH (the “Qualifying Card”), until such Authorized Amounts are paid in full. You agree that the issuer of the Qualifying Card, may accept this Agreement as your authorization and may pay the Authorized Amounts without DISH’s submitting a signed receipt. Payment of early termination fee(s) and/or Unreturned Equipment Charges shall not relieve you of your obligation to pay all unpaid charge(s) on your account.

CUSTOMER CONTACT INFORMATION	===> Signature: /s/

By signing above, you authorize DISH, and/or any debt collection agency and/or debt collection attorney hired by DISH, to contact you regarding your DISH account or to recover any unpaid portion of your obligation to DISH, through an automated or predictive dialing system or prerecorded messaging system, at the phone number (including any cellular phone number), or other contact information you have provided or subsequently provide to DISH. You understand that you do not need to provide a cellular phone number to receive DISH services.

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